SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            FRANKLIN RESOURCES, INC.

                (Name of Registrant as Specified In Its Charter)
 ................................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.
    1) Title of each class of securities to which transaction applies:
       ..............................................................
    2) Aggregate number of securities to which transaction applies:
       ..............................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       ..............................................................
    4) Proposed maximum aggregate value of transaction:
       ..............................................................
    5) Total fee paid:
        ..............................................................
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed: [         ]


--------------------------------------------------------------------------------


                            FRANKLIN RESOURCES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Dear Stockholder:

     The Board of Directors of Franklin Resources, Inc. invites you to attend the Annual Meeting of Stockholders. The meeting will be held on January 25, 2002 at 10:00 A.M., Pacific Standard Time, in the H. L. Jamieson Auditorium, at One Franklin Parkway, Building 920, San Mateo, California, for the following purposes:

     1. To elect nine (9) Directors to the Board of Directors. Each Director will hold office until the next Annual Meeting of Stockholders or until that person's successor is elected and qualified;

     2. To ratify and approve the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year ending September 30, 2002; and

     3. To transact such other business that may be raised at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

     You must own shares at the close of business on November 28, 2001 to be entitled to receive notice of, and to vote on, all matters presented at the meeting. Your vote is very important. Even if you think that you will attend the meeting, we ask you to please return the proxy card. You can vote by telephone, over the Internet, or by using the proxy card that is enclosed.

     By order of the Board of Directors,


     Leslie M. Kratter
     Secretary

     December 17, 2001
     San Mateo, California

          Please vote by telephone or using the Internet as instructed on the enclosed proxy card or complete, sign and return the proxy card in the enclosed envelope.


--------------------------------------------------------------------------------



                                TABLE OF CONTENTS

      SECTION                                                           PAGE
--------------------------------------------------------------------------------

      NOTICE OF ANNUAL MEETING                                       COVER PAGE

      PROXY STATEMENT                                                     1

      VOTING INFORMATION                                                  1

      PROPOSAL 1: ELECTION OF DIRECTORS                                   3

         NOMINEES                                                         3

         INFORMATION ABOUT THE BOARD AND ITS COMMITTEES                   4

         PRINCIPAL HOLDERS OF VOTING SECURITIES                           5

         SECURITY OWNERSHIP OF MANAGEMENT                                 6

         EXECUTIVE COMPENSATION                                           8
            SUMMARY COMPENSATION TABLE                                    8
            OPTION GRANTS IN LAST FISCAL YEAR                            10
            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR              10
            EMPLOYMENT CONTRACTS                                         11
            REPORT OF THE COMPENSATION COMMITTEE                         12

         REPORT OF THE AUDIT COMMITTEE                                   15

         PERFORMANCE GRAPH                                               16

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                  17

         SECTION 16(A) BENEFICIAL OWNERSHIP
            REPORTING COMPLIANCE                                         18

      PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
         INDEPENDENT ACCOUNTANTS                                         18


      STOCKHOLDER PROPOSALS                                              18

      THE ANNUAL REPORT                                                  18


--------------------------------------------------------------------------------

                            FRANKLIN RESOURCES, INC.
                              One Franklin Parkway
                           San Mateo, California 94403

                                 PROXY STATEMENT

                                December 17, 2001

This Proxy Statement and the accompanying Notice of Annual Meeting are furnished in connection with the solicitation by the Board of Directors of Franklin Resources, Inc., a Delaware corporation ("Franklin" or the "Company"), of the accompanying proxy, to be voted at the Annual Meeting of stockholders to be held on January 25, 2002, at 10:00 A.M., Pacific Standard Time, in the H. L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California. We expect that this Proxy Statement and the enclosed proxy will be mailed on or about December 17, 2001 to each stockholder entitled to vote. The term "Franklin
Templeton Investments" as used in this Proxy Statement, refers to Franklin Resources, Inc. and its consolidated subsidiaries.

                               VOTING INFORMATION

WHO CAN VOTE?

You may vote if you were a stockholder of record and owned shares at the close of business on November 28, 2001 (the "Record Date"). You are entitled to one vote for each share owned on that date on each matter presented at the meeting. As of the Record Date, Franklin had 261,297,294 shares outstanding.

HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

In order to take any action at the Annual Meeting, a majority of Franklin's outstanding shares as of the record date must be present at the meeting. This is called a quorum.

WHO COUNTS THE VOTES?

The Bank of New York will count the votes.

WHAT IS A PROXY?

A "proxy" allows someone else (the "proxy holder") to vote your shares on your behalf. The Franklin Board of Directors is asking you to allow the people named on the proxy card (Charles B. Johnson, the Chief Executive Officer; Martin L. Flanagan, a President; and Leslie M. Kratter, the Secretary) to vote your shares at the Annual Meeting.

HOW DO I VOTE BY PROXY?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. You will be able to do this by telephone, using the Internet or by mail. The deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Standard Time, on January 24, 2002. Please see your proxy card or the information your bank, broker, or other holder of record provided you for more information on these options. Unless you indicate otherwise on your proxy card, the persons named as your proxy holders on the proxy card will vote your shares FOR all nominees to the Board of
Directors and FOR the ratification and approval of the appointment of PricewaterhouseCoopers LLP as independent accountants for fiscal year ending September 30, 2002.

CAN I CHANGE OR REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You can change or revoke your proxy by telephone, using the Internet, or by mail, at any time before the Annual Meeting.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING INSTEAD OF VOTING BY PROXY?

Yes. However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted.

HOW ARE VOTES COUNTED?

To be counted as "represented", either a proxy card must have been returned for those shares, or the stockholder must be present at the meeting. The

                                      1
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

New York Stock Exchange (the "NYSE") allows brokers to cast votes for some routine proposals, such as electing Directors and ratifying accountants, even if you do not return your proxy card. Therefore, if you hold shares in a brokerage account, but you do not return your proxy card, your broker can still vote your shares. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

For the election of Directors, a plurality of the votes cast is required. This means that the nine (9) candidates who receive the most votes will be elected to the nine (9) available positions on the Board. An affirmative vote of a majority of shares represented at the Annual Meeting is required to approve the appointment of PricewaterhouseCoopers LLP. Abstentions and broker "non-votes" are not counted for purposes of election of Directors or approving the other matters. Abstentions have the practical effect of a vote "against" the matter; in contrast, a broker "non-vote" has the practical effect of reducing the aggregate number of "for" votes required to pass the matter.

WHO PAYS FOR THIS PROXY SOLICITATION?

Your proxy is solicited by the Board of Directors of Franklin. Franklin pays the cost of soliciting your proxy and reimburses brokerage costs and other fees for forwarding proxy materials to you.

                                       2
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


                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

NOMINEES

The following nine (9) persons are nominated for election as members of the Board of Directors of Franklin Resources, Inc. If elected, each Director will serve until the next Annual Meeting of Stockholders or until that person's successor is elected and qualified. Unless you mark "Exceptions" on your proxy card to withhold authority to vote for one or all of these Directors, the persons named as proxy holders intend to vote for all of these nominees. Listed below are the names, ages, and principal occupations for the past five years of the Director nominees.

HARMON E. BURNS
AGE 56
DIRECTOR SINCE 1991

Vice Chairman, Member-Office of the Chairman; officer and/or Director of many other Company subsidiaries; officer and/or Director or trustee in 51 investment companies of Franklin Templeton Investments.

CHARLES B. JOHNSON
AGE 68
DIRECTOR SINCE 1969

Chairman of the Board, Chief Executive Officer, Member-Office of the Chairman; officer and/or Director of many other Company subsidiaries; officer and/or Director or trustee in 48 investment companies of Franklin Templeton Investments.

CHARLES E. JOHNSON
AGE 45
DIRECTOR SINCE 1993

President, Member-Office of the President; officer and/or Director of many other Company subsidiaries; officer and/or Director or trustee in 33 investment companies of Franklin Templeton Investments.

RUPERT H. JOHNSON, JR.
AGE 61
DIRECTOR SINCE 1969

Vice Chairman, Member-Office of the Chairman; officer and/or Director of many other Company subsidiaries; officer and/or Director or trustee in 51 investment companies of Franklin Templeton Investments.

HARRY O. KLINE
AGE 74
DIRECTOR SINCE 1990

Private    investor.    Vice   President   and   Regional   Sales   Manager   of
Franklin/Templeton   Distributors,  Inc.  from  1980  to  1990.  Over  49  years experience in the mutual fund industry.

JAMES A. MCCARTHY
AGE 66
DIRECTOR SINCE 1997

Private investor. From 1993 to 1995, Chairman of Merrill Lynch & Co. Investor Client Coverage Groups; formerly, Senior Vice President of Merrill Lynch and Director, Global Institutional Sales. Total of 36 years experience with Merrill Lynch.

PETER M. SACERDOTE
AGE 64
DIRECTOR SINCE 1993

Advisory Director and Chairman of the Investment Committee of the principal investment area of Goldman, Sachs & Co. (investment banking). Director, Qualcomm, Inc., Hexcel Corporation, and AMF Bowling, Inc. Formerly a general partner and then a limited partner of the Goldman Sachs Group, L.P.

ANNE M. TATLOCK
AGE 62
DIRECTOR SINCE 2001

Vice Chairman, Member-Office of the Chairman; Chairman of the Board, Chief Executive Officer and Director of Fiduciary Trust Company International, a subsidiary of Company; officer and/or Director of certain other subsidiaries of Company. Director, American General Corp., Fortune Brands, Inc. and Merck & Co., Inc.

LOUIS E. WOODWORTH
AGE 68
DIRECTOR SINCE 1981

Private investor. President, Alpine Corp., a private investment company.

                                       3
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


INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Board of Directors held eight (8) meetings (not including committee meetings) during the fiscal year ended September 30, 2001. For the fiscal year ended September 30, 2001, each active Director attended at least seventy-five percent (75%) of the aggregate number of meetings held by the Board. The Board has an Audit Committee and a Compensation Committee, but does not have a nominating committee.

The Compensation Committee consists of Messrs. Woodworth (Chairman), Sacerdote and McCarthy. The Compensation Committee reviews and sets compensation for the Chief Executive Officer, determines the general policies and guidelines for compensating other executive officers, and performs other duties as assigned from time to time by the Board. This committee also administers the Amended and Restated 1998 Universal Stock Incentive Plan (the "Amended Stock Plan") and the 1994 Amended Annual Incentive Compensation Plan (the "Incentive Plan"). The Compensation Committee met four (4) times during fiscal year 2001.

The Audit Committee consists of Messrs. Woodworth (Chairman), Kline and McCarthy. The Audit Committee oversees the financial reporting activities of the Company. The Audit Committee met five (5) times during fiscal year 2001.

FAMILY RELATIONS. Charles B. Johnson and Rupert H. Johnson, Jr. are brothers. Peter M. Sacerdote, a director of the Company, is a brother-in-law of Charles B. Johnson and Rupert H. Johnson, Jr. Charles E. Johnson is the son of Charles B. Johnson, the nephew of Rupert H. Johnson, Jr. and Peter Sacerdote and the brother of Gregory E. Johnson and Jennifer Bolt. Gregory E. Johnson is the son of Charles B. Johnson, the nephew of Rupert H. Johnson, Jr. and Peter Sacerdote and the brother of Jennifer Bolt and Charles E. Johnson. Jennifer Bolt is the daughter of Charles B. Johnson, the niece of Rupert H. Johnson, Jr. and Peter Sacerdote and the sister of Charles E. Johnson and Gregory E. Johnson.

PAYMENTS TO DIRECTORS. Directors who were not Franklin officers were paid $7,500 per quarter, plus $3,000 per meeting attended, during the last fiscal year. An additional $1,500 per committee meeting attended is paid to Directors who serve on Board committees. In addition, the Company has a policy of reimbursing certain health insurance coverage for a Director or Director emeritus (described below), who is retired from other employment and is not otherwise eligible for group health coverage under Franklin's group health plan or any other company's health plan. Franklin will reimburse the cost of health insurance coverage comparable to that provided to other Franklin employees. During fiscal year ended September 30, 2001, Louis E. Woodworth, a Director, was reimbursed $6,604 for health insurance expenses.

DEFERRED DIRECTOR FEES. Franklin also allows Directors to defer payment of their Directors' fees, and to treat the deferred amounts as hypothetical investments in Franklin common stock. Upon termination, the number of shares of stock that the Director hypothetically purchased are added together, and Franklin must pay the Director an amount equal to the value of the hypothetical investment, including dividend reinvestment. Either Franklin or the individual Director can terminate the fee deferral with ninety (90) days notice. During fiscal year 2001, Louis E. Woodworth elected to defer his Directors' fees.

DIRECTOR EMERITUS. The Board of Directors has adopted a policy that when a Director reaches the age of 75, the Director will not stand for re-election. The retired Director is then eligible to serve as a Director emeritus, without voting authority. The Board of Directors determines the amount and type of compensation and benefits that a Director emeritus is entitled to receive. The Director emeritus provides services to the Board of Directors as may be mutually determined between the Director emeritus and the Board of Directors from time to time. Currently, a Director emeritus receives compensation equal to the compensation paid to a Director who attends each meeting of the Board. During the fiscal year ended September 30, 2001, Dr. Judson R. Grosvenor served as a Director emeritus and received the compensation and benefits described above under "Payments to Directors".

                                       4
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

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

As  of  November  28,  2001,   Franklin  knows  of  the  following  persons  who
beneficially own more than five percent (5%) of Franklin's total outstanding common stock:

     Name and Address of         Amount and Nature of           Percent of
     Beneficial Owner(a)         Beneficial Ownership       Voting Securities
     -------------------         --------------------       -----------------

     Charles B. Johnson               46,271,868(b)                 17.71%
     Rupert H. Johnson, Jr.           38,168,802(c)                 14.61%
     Elizabeth S. Wiskemann           22,021,108(d)                  8.43%

     (a) The addresses of Messrs. C. B. Johnson and R. H. Johnson, Jr. are: c/o Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403. The address of Elizabeth S. Wiskemann is: c/o John Bessolo, 7 Mount Lassen Drive, Suite B-156, San Rafael, CA 94905.

     (b) Includes 38,501,789 shares held directly, 3,963,675 shares held in an IRA account and 3,000,000 shares held in a limited partnership for which Mr. C. B. Johnson holds sole voting and investment power. Also includes 14,706 shares, which may be purchased pursuant to currently exercisable options. Also includes approximately 6,332 shares which represent a pro-rata number of shares equivalent to Mr. C. B. Johnson's percentage of ownership of the holdings of the Franklin Templeton Profit Sharing 401(k) Plan, (the "Profit Sharing Plan") as of September 30, 2001. Mr. C. B. Johnson disclaims any beneficial ownership of such shares. Also includes 785,366 shares of which Mr. C. B. Johnson disclaims beneficial ownership, held by a private foundation of which Mr. C. B. Johnson is a trustee.

     (c) Includes 35,509,145 shares held directly and 2,205,245 shares held in an IRA account for which Mr. R. H. Johnson, Jr. holds sole voting and investment power. Also includes 45,373 shares, which may be purchased pursuant to currently exercisable options. Also includes approximately 5,333 shares which represent a pro-rata number of shares equivalent to Mr.
     R. H. Johnson, Jr.'s percentage of ownership of the holdings of the Profit Sharing Plan as of September 30, 2001. Mr. R. H. Johnson, Jr. disclaims any beneficial ownership of such shares. Also includes 400,334 shares of which Mr. R. H. Johnson, Jr. disclaims beneficial ownership, held by a private foundation of which Mr. R. H. Johnson, Jr. is a trustee. Also includes 3,372 shares held by a member of Mr. R. H. Johnson Jr.'s immediate family, of which Mr. R. H. Johnson, Jr. disclaims beneficial ownership.

     (d) Includes 20,837,702 shares held directly. Also includes 147,726 shares of which Ms. E. S. Wiskemann disclaims beneficial ownership, held by a private foundation, of which Ms. E. S. Wiskemann is a trustee. Also includes 1,035,680 shares held in an IRA account that has yet to be distributed, for which the late R. Martin Wiskemann held sole voting and investment power, of which Ms. E. S. Wiskemann is the primary beneficiary.







                                       5
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


                        SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the common stock beneficially owned by each Director, each executive officer named in the Summary Compensation Table, each nominee for Director and all Directors, nominees and executive officers as a group. The stock holdings are listed as of November 28, 2001:

                              Amount and Nature of
  Name                        Beneficial Ownership       Percent of Class
  ----                        --------------------       ----------------

  Harmon E. Burns                     1,840,122(a)                *
  Martin L. Flanagan                    731,836(b)                *
  Allen J. Gula, Jr.                    110,381(c)                *
  Charles B. Johnson                 46,271,868(d)              17.71%
  Charles E. Johnson                    428,559(e)                *
  Gregory E. Johnson                    541,998(f)                *
  Rupert H. Johnson, Jr.             38,168,802(g)              14.61%
  Harry O. Kline                          3,000                   *
  James A. McCarthy                       5,000                   *
  Peter M. Sacerdote                     25,000                   *
  Anne M. Tatlock                       342,764(h)                *
  Louis E. Woodworth                  1,924,928(i)                *

  Directors, Director
  Nominees and
  Executive Officers
  as a Group
  (consisting of 19                  91,491,430(j)              35.01%
  persons)

  * Represents less than 1% of class

     (a) Includes 1,200,008 shares held directly and 500,002 shares held in an IRA account for which Mr. H. E. Burns holds sole voting and investment power. Also includes 45,374 shares, which may be purchased pursuant to currently exercisable options. Also includes 90,000 shares of which Mr. H.
     E. Burns disclaims beneficial ownership, held by a private foundation of which Mr. H. E. Burns is a trustee. Also includes approximately 4,738 shares which represent a pro-rata number of shares equivalent to Mr. H. E. Burns' percentage of ownership of the holdings of the Profit Sharing Plan, as of September 30, 2001. Mr. H. E. Burns disclaims any beneficial ownership of such shares.

     (b) Includes 576,749 shares held directly for which Mr. M. L. Flanagan holds sole voting and investment power. Also includes 137,782 shares, which may be purchased pursuant to currently exercisable options. Also, includes a total of 16,666 shares of unvested restricted stock granted in March 2001 under the Amended Stock Plan. Also includes approximately 639 shares which represent a pro-rata number of shares equivalent to Mr. M. L. Flanagan's percentage of ownership of the holdings of the Profit Sharing Plan, as of September 30, 2001. Mr. M. L. Flanagan disclaims any beneficial ownership of such shares.

     (c) Includes 13,806 shares held directly for which Mr. A. J. Gula, Jr. holds sole voting and investment power. Also includes 86,001 shares, which may be purchased pursuant to currently exercisable options. Also includes a total of 10,574 shares of unvested restricted stock granted in September 1999 under the 1998 Universal Stock Incentive Plan.

     (d) See footnote (b) under "Principal Holders of Voting Securities."

                                       6
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

     (e) Includes 296,848 shares held directly for which Mr. C. E. Johnson holds sole voting and investment power. Also includes 123,782 shares, which may be purchased pursuant to currently exercisable options. Also includes 7,929 shares held by members of Mr. C. E. Johnson's immediate family, of which Mr. C. E. Johnson disclaims beneficial ownership.

     (f) Includes 409,222 shares held directly for which Mr. G. E. Johnson holds sole voting and investment power. Also includes 120,177 shares, which may be purchased pursuant to currently exercisable options. Also includes 12,599 shares held by members of Mr. G. E. Johnson's immediate family, of which Mr. G. E. Johnson disclaims beneficial ownership.

     (g) See footnote (c) under "Principal Holders of Voting Securities."

     (h) Includes 298,198 shares held directly for which Ms. A. M. Tatlock holds sole voting and investment power. Also, includes a total of 3,743 of unvested restricted stock granted in July 2001 under the Amended Stock Plan. Also includes 38,202 shares held in an employee benefit plan in effect prior to the acquisition of Fiduciary Trust Company International ("Fiduciary") by the Company. Also includes 2,621 shares held by a member of Ms. A. M. Tatlock's immediate family, of which Ms. A. M. Tatlock disclaims beneficial ownership.

     (i) Includes 1,106,840 shares held directly and 598,088 shares held in an IRA account for which Mr. L. E. Woodworth holds sole voting and investment power. Also includes 220,000 shares held by a member of Mr. L. E.
     Woodworth's immediate family, of which Mr. L. E. Woodworth disclaims beneficial ownership. Does not include any hypothetical shares described under "Proposal 1: Election of Directors - Deferred Director Fees."

     (j) Includes 682,475 shares, which may be purchased pursuant to currently exercisable options.

                                       7
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

                             EXECUTIVE COMPENSATION

The following table provides compensation information for the Company's Chief Executive Officer and each of the four highest compensated executive officers of the Company (determined as of September 30, 2001) for the last three fiscal years.




                                                   SUMMARY COMPENSATION TABLE
                                                                                              LONG-TERM COMPENSATION
                           ANNUAL COMPENSATION                                                        AWARDS
                                                                                                      ------
                                                                                          Restricted   Securities      All
                                  Fiscal                                 Other Annual        Stock     Underlying     Other
Name and Principal Position       Year         Salary        Bonus(a)    Compensation        Awards      Options  Compensation(m)
------------------------------------------------------------------------------------------------------------------------------------

Charles B. Johnson,               2001       $ 594,330   $        0     $ 131,095(c)    $        0            0      $     888
 Chairman of the Board, Chief     2000       $ 594,637   $        0     $  80,433(c)    $        0       22,059(i)   $  14,722
  Executive Officer               1999       $ 596,922   $  460,000     $  67,537(c)    $        0       23,000(j)   $  15,017

Martin L. Flanagan,               2001       $ 783,378   $  400,000     $       0       $1,084,025(g)   250,000(k)   $     888
 President, Member-               2000       $ 782,677   $1,000,000     $       0       $        0       81,671(i)   $  14,722
  Office of the President         1999       $ 788,847   $  552,000     $       0       $        0       82,800(j)   $  15,017

Allen J. Gula, Jr.,               2001       $ 655,393   $  200,000     $ 315,943(d)(e) $        0      158,000(k)   $ 105,988(n)
 President, Member-               2000       $ 657,455   $  812,683(b)  $ 290,732(e)    $        0            0      $  99,055(n)
  Office of the President         1999       $  56,667   $        0     $       0       $1,140,009(h)    50,000(l)   $       0

Charles E. Johnson,               2001       $ 780,128   $  400,000     $       0       $        0      208,000(k)   $   5,988
 President, Member-               2000       $ 782,677   $  552,333     $ 602,566(f)    $        0       81,671(i)   $  15,722
  Office of the President         1999       $ 788,847   $  552,000     $       0       $        0       82,800(j)   $  16,017

Gregory E. Johnson,               2001       $ 780,132   $  400,000     $       0       $        0      208,000(k)   $     888
 President, Member-               2000       $ 680,997   $  552,333     $       0       $        0       76,264(i)   $  14,722
  Office of the President         1999       $ 381,927   $  360,000     $       0       $        0       50,000(j)   $  14,822


(a) Includes bonuses earned in fiscal year 2001 and paid in fiscal year 2002.

(b) Includes payment of a one time sign-on bonus of $260,000 to Mr. A. J. Gula, Jr. in October 1999.

(c) Includes $126,377, $75,715 and $62,016 representing personal use of Company aircraft by Mr. C. B. Johnson during fiscal years 2001, 2000 and 1999, respectively, valued using the Standard Industry Fare formula provided for by Internal Revenue Code regulations.

(d) Includes $106,000, which represents the portion of a loan forgiven by the Company in fiscal year 2001. See also Certain Relationships and Related Transactions.

(e) Includes a housing supplement of $100,000 that was paid in each of fiscal year 2000 and fiscal year 2001, which Franklin is obligated to pay to Mr. A. J. Gula, Jr. on a continuing basis during his employment with the Company. Also includes other payments for household, lease and other expenses in connection with Mr. A. J. Gula, Jr.'s relocation from Ohio to California. See also Certain Relationships and Related Transactions.

(f) Includes a one time payment of $599,391 in connection with Mr. C. E. Johnson's relocation from Florida to California.

(g) Represents the value on the date of grant of shares of restricted stock granted by the Compensation Committee to Mr. M. L. Flanagan on March 22, 2001, vested or vesting in approximately equal installments on each of September 28, 2001, September 30, 2002, and September 30, 2003. As of the end of fiscal year 2001, Mr. M. L. Flanagan held 16,666 shares of unvested restricted stock, which had a value of $577,810 based upon the closing price on the NYSE on September 30, 2001 of $34.67.

                                       8
--------------------------------------------------------------------------------

(h) Represents the value on the date of grant of shares of restricted stock granted by the Compensation Committee to Mr. A. J. Gula, Jr. on September 15, 1999, vested or vesting in approximately equal installments on each of August 31, 2000, August 31, 2001 and August 30, 2002. As of the end of fiscal year 2001, Mr. A. J. Gula, Jr. held 10,574 shares of unvested restricted stock, which had a value of $366,601 based upon the closing price on the NYSE on September 30, 2001 of $34.67.

(i) Represents options that were granted on November 17, 1999 with an exercise price of $32.875, which was the closing price on the NYSE on the date of the grant. These options expire on September 28, 2007 and are subject to continued employment and become exercisable in approximately three equal increments on September 29, 2000, September 28, 2001, and September 30, 2002.

(j) Represents grants of five year options to purchase shares of common stock (the "Five Year Options"). The Five Year Options were granted on October 23, 1998 and have an exercise price of $33.25, the closing price on the NYSE on that date. On September 30, 2003, any unvested portion of the option will automatically become exercisable. In addition, if at any time after September 28, 2000 and prior to September 30, 2003 the price of the Company's stock is equal to or greater than $66.50 per share during any consecutive 30 day trading period, 100% of the option will become immediately exercisable until December 31, 2003 (the "Expiration Date"). The vesting may also be accelerated based upon the compounded annual growth rate of the Company's stock measured from the price on the grant date (the "Growth Rate") as follows:

     ONE-THIRD EXERCISABLE: On or after September 28, 2001 but before September 30, 2003, if the Growth Rate is equal to or greater than 15% but less than 20% during any consecutive 30 day trading period, 33.3% of the original grant will become exercisable on or after September 28, 2001 and a second 33.3% will become exercisable on or after September 30, 2002 with the remainder exercisable on or after September 30, 2003 until the Expiration Date.

     ONE-HALF EXERCISABLE: On or after September 28, 2001 and prior to September 30, 2003, if the Growth Rate is equal to or greater than 20% but less than 25% during any consecutive 30 day trading period, 50% of the original grant will become exercisable on or after September 28, 2001 and the remainder shall become exercisable on or after September 30, 2002 until the Expiration Date.

     FULL EXERCISABILITY: On or after September 30, 2001 and prior to September 30, 2003, if the Growth Rate is equal to or greater than 25% during any consecutive 30 day trading period, 100% of the original grant will become immediately exercisable until the Expiration Date.

(k) Represents certain options that were granted on November 21, 2000 with an exercise price of $37.50, which was the closing price on the NYSE on the date of the grant. These options expire on November 21, 2010 and are subject to continued employment and become exercisable in approximately three equal increments on September 28, 2001, September 30, 2002 and September 30, 2003. Also represents certain options that were granted on December 15, 2000 with an exercise price of $34.50, which was the closing price on the NYSE on the date of the grant. These options expire on December 15, 2010 and are subject to continued employment and become exercisable in approximately three equal increments on September 28, 2001, September 30, 2002 and September 30, 2003.

(l) Represents grants of options that were granted to Mr. A. J. Gula, Jr. on September 15, 1999 with an exercise price of $30.875 per share, which was the closing price on the NYSE on the date of the grant. These options expire on April 15, 2008 and are subject to continued employment and become exercisable in three equal increments on August 31, 2000, August 31, 2001 and August 30, 2002.

(m) Represents Company contributions to the combined Profit Sharing/401(k) Plan.

(n) Includes a contribution of $83,333.34 and $99,999.96 made by Franklin in fiscal year 2000 and fiscal year 2001, respectively, under a Supplemental
Executive Retirement Plan. See also Certain Relationships and Related Transactions.




                                       9
--------------------------------------------------------------------------------

OPTION GRANTS IN LAST FISCAL YEAR

During the last fiscal year, options were granted to the Named Executive Officers as indicated in the table below. No Stock Appreciation Rights were awarded.

           OPTION GRANTS IN LAST FISCAL YEAR ENDED SEPTEMBER 30, 2001

--------------------------------------------------------------------------------------------
                                                                   Potential
                                                       Realizable Value at Assumed Annual Rates
                                                          Of Stock Price Appreciation for
                                                                 Option Term(c)
----------------------------------------------------------------------------------------------------
                    Individual Grants
----------------------------------------------------------------------------------------------------
               Number of
              Securities        % of Total      Exercise
              Underlying     Options Granted     or Base
                Options      to Employees in      Price     Expiration
    Name      Granted(a)      Fiscal Year(b)    ($/Share)      Date           5% ($)        10% ($)

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Charles B.
Johnson              0                 0%             -             -              -              -
----------------------------------------------------------------------------------------------------
Martin L.      200,000                           $37.50      11/21/10     $3,492,972     $8,333,326
Flanagan        50,000               3.8%        $34.50      12/15/10     $  803,384     $1,916,665
----------------------------------------------------------------------------------------------------
Charles E.      83,000                           $37.50      11/21/10     $1,449,583     $3,458,330
Johnson        125,000               3.1%        $34.50      12/15/10     $2,008,459     $4,791,663
----------------------------------------------------------------------------------------------------
Gregory E.      83,000                           $37.50      11/21/10     $1,449,583     $3,458,330
Johnson        125,000               3.1%        $34.50      12/15/10     $2,008,459     $4,791,663
----------------------------------------------------------------------------------------------------
Allen J.        83,000                           $37.50      11/21/10     $1,601,045     $3,893,016
Gula, Jr.       75,000               2.4%        $34.50      12/15/10     $1,330,989     $3,236,363
----------------------------------------------------------------------------------------------------


     (a) Represents options granted November 21, 2000 and December 15, 2000, which vest in equal one-third increments over a 3 year period. See footnote (k) to the Summary Compensation Table.

     (b) Represents the aggregate percentage granted to each Named Executive Officer of the total options awarded to employees of 6,639,276 shares in fiscal year 2001.

     (c) We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the applicable option term. This does not represent our estimate or projection of the future common stock price. If Franklin's common stock does not appreciate in value from the grant price, the Named Executive Officers will receive no benefit from the options.


--------------------------------------------------------------------------------

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION VALUES

                              Number of Securities
                             Underlying Unexercised          Value of Unexercised
                                Options at Fiscal          In-The-Money Options at
Name                                Year-End                   Fiscal Year-End
                            Exercisable/Unexercisable(a)  Exercisable/Unexercisable(b)
--------------------------------------------------------------------------------------

Charles B. Johnson                14,706/30,353                     $26,397/$45,859
Martin L. Flanagan              137,782/276,689                   $100,568/$172,108
Charles E. Johnson              123,782/248,689                   $104,818/$180,608
Gregory E. Johnson              120,177/214,087                    $98,347/$130,797
Allen J. Gula, Jr.               86,001/121,999                    $130,752/$71,747
--------------------------------------------------------------------------------------

(a) The Named Executive Officers did not exercise any options during fiscal year 2001.

(b) Market value of underlying securities is based on the closing price of Franklin's common stock on the NYSE on September 30, 2001 of $34.67 per share minus the exercise price.


                                       10
--------------------------------------------------------------------------------

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

Mr. Charles B. Johnson has an employment contract with Franklin pursuant to which the Company is obligated, in the event of Mr. C. B. Johnson's death or permanent disability, to pay one year's salary to his estate. Under the contract, Mr. C. B. Johnson is employed as the Chairman of the Board, Chief Executive Officer, and Member-Office of the Chairman at a salary determined from time to time by the Board of Directors, which has assigned the review of Mr. C.
B. Johnson's compensation arrangements to the Compensation Committee.

Ms. Anne M. Tatlock has a five year employment agreement with Franklin and Fiduciary, which commenced in April 2001. Under the employment agreement, Ms. A.
M. Tatlock is entitled to a base salary equal to a minimum of $590,000 per year, which is subject to review by the Chief Executive Officer and Franklin's Compensation Committee (which shall not result in a decrease in such base salary). Ms. A. M. Tatlock is also entitled to, at a minimum, the following bonus and incentive compensation: (a) a bonus for the period (i) commencing January 1, 2001 and ending December 31, 2001 and (ii) commencing January 1, 2002 and ending September 30, 2002, on an annualized basis, of not less than $609,281, of which Ms. A. M. Tatlock is entitled to receive an annualized short-term bonus of $296,500 payable in cash and an annualized long-term bonus of $312,781 to be granted in the form of restricted stock that vests over 3 years; (b) after September 30, 2002, awards, grants or payments that may be awarded under Franklin's incentive compensation plan; (c) additional services compensation, in the amount of $2,125,000, which is payable in equal annual cash payments of $425,000 over five years, subject to certain conditions relating to Ms. A. M. Tatlock's continued employment; (d) stock options calculated using the amount of $530,000, 50% of which are exercisable on April 10, 2004 and 50% of which are exercisable on April 10, 2005, subject to Ms. A. M. Tatlock's continued employment with Franklin; (e) an allowance for financial and tax planning of up to $15,000 for fiscal year 2001 and $5,000 for each subsequent fiscal year during the term of the employment agreement; and (f) such luncheon club memberships and other such memberships in accordance with Fiduciary's policy and practices.

Mr. Allen J. Gula, Jr. has a Change of Control Agreement where he is eligible to receive, if his employment is terminated within two years following a change of control of Franklin, other than for cause, disability or death or by the executive after a reduction of base salary or mandatory relocation, an amount equal to two and one-half times his annual base salary, plus average annual incentive compensation, the acceleration in the vesting of all unvested restricted stock awards and stock option grants then outstanding awarded to Mr.
A. J. Gula, Jr. and the continuation of health benefits for a limited time. If Mr. A. J. Gula, Jr., other than for cause, voluntarily terminates his employment within a certain window period following a change of control, Mr. A. J. Gula, Jr. is eligible to receive an amount equal to his one year's base salary, plus average annual incentive compensation, and the continuation of health benefits for a limited time.

                                       11
--------------------------------------------------------------------------------

                      REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of Franklin's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by Franklin under those statutes, the following report shall not be deemed to be incorporated by reference into any prior filings nor future filings made by Franklin under those statutes.

COMPENSATION PHILOSOPHY

The Compensation Committee believes that the opportunity to earn incentive compensation motivates employees, including executive officers, to achieve improved results. Moreover, awarding incentive compensation in the form of Company stock aligns the interests of management with the interests of stockholders, and further encourages management to focus on the Company's long range growth and development. Franklin's compensation program for executive officers (including the Chief Executive Officer) has over the last four years consisted primarily of salary and annual incentive bonuses based upon individual and Company performance.

BONUS AWARDS

The Company generally uses a combination of two employee benefit plans to award bonuses to employees: the 1994 Amended Annual Incentive Compensation Plan (the "Incentive Plan") and the Amended and Restated 1998 Universal Stock Incentive Plan (the "Amended Stock Plan"). The overall bonus pool is determined pursuant to the Incentive Plan, which allows for both cash and stock awards to Company employees, including executive officers and the Chief Executive Officer. The stock component of an award is then granted through the Amended Stock Plan. As a general matter, the size of the award pool available for bonus payments is a percentage of the Company's pre-tax operating income, which consists of net operating income, exclusive of passive income and calculated before interest, taxes, and extraordinary items, and after accrual of awards under the Incentive Plan. In determining the percentage of the pre-tax operating income that will go into the award pool, the Compensation Committee considers a variety of factors including the performance of the Company's stock compared to the indices set forth in the performance graph included in this Proxy Statement and the increase or decrease in market price of the Company's common stock.

In view of the significant decline in the stock market and the Company's assets under management, the Compensation Committee decided that it was prudent not to substantially increase compensation costs. Therefore, the Compensation Committee implemented the following measures: (i) the bonus pool awarded for fiscal year 2001 was reduced by over 15% from the previous year, with the focus of the largest rewards on the Company's top-performing employees; and (ii) the Company did not make a contribution to the Company's profit sharing plan.

In setting the general award pool for fiscal year 2001, the Compensation Committee considered the 22.8% decrease in pre-tax operating income between fiscal year 2000 and fiscal year 2001 as well as the 22.7% increase in the Company's pre-tax operating income over the last five (5) fiscal years. The Compensation Committee also considered the 22.0% overall decrease in the value of the Company's stock from the beginning of fiscal year 2001 to the end of fiscal year 2001.

The Compensation Committee considered all of the above factors, and additional weight was given to the performance related factors of the Company set forth above in determining the percentage of pre-tax operating income allocated to the award pool.

In its review of individual compensation, and, in particular, in determining the amount and form of actual awards under the Incentive Plan for the Chief Executive Officer and the other executive officers, the Compensation Committee has historically considered amounts paid to executive officers in prior years as salary, bonus and other compensation, the

                                      12
--------------------------------------------------------------------------------

Company's overall performance during the prior five (5) fiscal years, and its future objectives and challenges. Although the Compensation Committee considered a number of different individual and Company performance factors, again the factors relating to the decline in the stock market, assets under management and the value of the Company's stock in fiscal year 2001 were given additional weight.

SALARIES OF NAMED EXECUTIVE OFFICERS

The other Named Executive Officers (as defined below), who generally receive a pay raise on January 1st of each year, did not receive any salary increase on January 1, 2001. As part of a Company-wide plan to decrease expenses, effective November 1, 2001, the base salaries of the Named Executive Officers were reduced by 10%. In connection with a Company-wide review, the Compensation Committee intends to review the salary levels for the Named Executive Officers in 6 months from November 1, 2001 based upon several considerations, including the Company's performance and general economic conditions.

BONUSES AND FISCAL YEAR 2001 STOCK OPTIONS OF NAMED EXECUTIVE OFFICERS

In recent years, the Company's senior management, including Messrs. C. B. Johnson, R. H. Johnson, Jr., M. L. Flanagan, C. E. Johnson, A. J. Gula, Jr., and
G. E. Johnson (together, the "Named Executive Officers"), have received approximately 50% of their annual bonuses in the form of cash and 50% in the form of stock option grants in lieu of restricted stock awards granted to other executive officers. Because the Company does not make a determination on bonus awards for a particular fiscal year until after such fiscal year ends, the Company reports the cash portion of any bonus award earned during the fiscal year by a Named Executive Officer, but reports the stock option related portion of any bonus awarded for a particular fiscal year only after it has actually been awarded, which normally occurs in the subsequent fiscal year. In connection with fiscal year 2001, the Compensation Committee made bonus awards to the Named Executive Officers, except for C. B. Johnson, which consisted of both cash and stock options. Mr. M. L. Flanagan also received a restricted stock award during fiscal year 2001.

FISCAL YEAR 2001 BONUS AWARDS

For fiscal year 2001, the Compensation Committee awarded year-end cash bonuses to the Named Executive Officers. Other employees, including other executive officers, were awarded bonuses consisting of cash and restricted stock. Consistent with the practice established in fiscal year 2000, bonuses awarded consisted of a combination of 65% cash and 35% restricted stock. Certain Company employees, whose awards were $1.0 million dollars and over, were awarded bonuses consisting of 40% cash and 60% restricted stock.

SPECIAL BONUS CONSIDERATIONS FOR CEO

The Committee reviews the participation of Mr. C. B. Johnson in the Company's Incentive Plan annually, and has determined that he will continue to participate. Bonuses paid to Mr. C. B. Johnson depend upon both his performance and that of the Company. The Compensation Committee has also taken into account Mr. C. B. Johnson's position as a principal stockholder of the Company, and the dividends received on those holdings, in determining his compensation and bonus. Because of his large share holdings, Mr. C. B. Johnson is materially impacted by changes in the Company's stock price. Therefore, the Compensation Committee does not feel that stock-related bonuses should be a significant component of Mr. C.
B. Johnson's compensation and has historically awarded bonuses to him primarily in cash. The Compensation Committee notes Mr. C. B. Johnson's compensation is significantly lower than that received by CEOs of comparable companies. In view of the various factors affecting Company performance as set forth above, the Board decided not to grant Mr. C. B. Johnson a cash bonus award, or any stock option grants during fiscal year 2001 and to reduce Mr. C. B. Johnson's salary by 10%.

                                       13
--------------------------------------------------------------------------------

OTHER BENEFITS

Executive officers also participate in a combined Profit Sharing/401(k) Plan and are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most employees of the Company. Contributions to the Company's Profit Sharing Plan are determined by the Board, which takes into consideration the profitability of the Company. As stated above, the Compensation Committee decided not to make a contribution to the Company's Profit Sharing Plan for fiscal year 2001.

COMPENSATION TAX CONSIDERATIONS

Section 162(m), which limits the deductibility by the Company of certain executive compensation for federal income tax purposes, applied for the first time to the Company in the fiscal year ended September 30, 1995. The Amended Stock Plan is drafted to comply with Section 162(m) and the options granted thereunder are qualified performance-based incentive stock awards intended to be deductible within the limitations of Section 162(m). Failure to comply with the requirements of Section 162(m) may limit the Company's ability to take tax deductions for compensation paid to each Named Executive Officer in excess of $1.0 million. While the Company will endeavor to comply with Section 162(m) in the future to take advantage of potential tax benefits, the Company may make awards that do not comply with Section 162(m) if it believes that the awards were commensurate with the performance of the covered employees and were necessary and appropriate to meet competitive requirements.


                                    Respectfully Submitted:

                                    COMPENSATION COMMITTEE
                                    Louis E. Woodworth, Chairman
                                    James A. McCarthy
                                    Peter M. Sacerdote


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the preceding section. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2001. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation Committee of the Company.

                                       14
--------------------------------------------------------------------------------

                          REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of Franklin's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by Franklin under those statutes, the following report shall not be deemed to be incorporated by reference into any prior filings nor future filings made by Franklin under those statutes.

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee  consists of Louis E. Woodworth,  James A McCarthy and Harry
O. Kline. Each of the members of the Audit Committee is independent as defined under the NYSE rules. The Board of Directors has adopted and the Audit Committee operates under a written charter, which was published in the proxy statement for the Company's Annual Meeting held on January 25, 2000.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company's financial reporting activities. The committee meets with the Company's independent accountants and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent accountants.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001

The Audit Committee has reviewed and discussed the audited financial statements of Franklin for the fiscal year ended September 30, 2001 with Franklin's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP ("PwC"), Franklin's independent accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PwC with that firm.

AUDIT FEES. The aggregate fees billed by PwC and its respective affiliates for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $1.4 million.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees billed by PwC for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended September 30, 2001.

ALL OTHER FEES. The aggregate fees billed by PwC for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended September 30, 2001 were approximately $6.9 million.

The Audit Committee has considered and determined that the provision of non-audit services is compatible with maintaining the principal auditors' independence.

Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 for filing with the SEC.

                                    Respectfully Submitted:

                                    AUDIT COMMITTEE
                                    Louis E. Woodworth, Chairman
                                    Harry O. Kline
                                    James A. McCarthy

                                       15
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


                                PERFORMANCE GRAPH

The following performance graph compares the performance of an investment in Franklin's common stock for the last five (5) fiscal years to that of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500"), an index to which the Company was added in April 1998, and to the Standard & Poor's Financial Index (the "S&P Financial"). The S&P 500 consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a market-value weighted index (stock price times number of shares outstanding), with each stock's weight in the index proportionate to its market value. The S&P 500 is one of the most widely used benchmarks of U.S. equity performance. The S&P Financial is a capitalization-weighted index of the stocks of approximately 70 companies that are in the S&P 500 and whose primary business is in a sub-sector of the financial industry. It is designed to measure the performance of the financial sector of the S&P 500. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on September 30, 1996 and that all dividends were reinvested.




                                                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                               (Graph Appears Here)

                 Sep       Oct       Nov       Dec      Jan       Feb       Mar       Apr       May      Jun      Jul       Aug

FY96
Franklin
Resources:      $100.00   $106.28   $107.80   $103.04  $123.40   $132.53   $115.41   $133.95   $146.79  $164.62  $192.87   $175.61
S&P 500:        $100.00   $102.64   $110.24   $107.85  $114.53   $115.21   $110.26   $116.76   $123.65  $129.07  $139.23   $131.18
Fin. Index      $100.00   $107.31   $117.51   $113.02  $122.21   $126.86   $117.58   $125.86   $131.58  $138.72  $155.12   $143.30

FY97
Franklin
Resources:      $211.56   $204.14   $204.14   $197.43  $203.57   $231.81   $243.23   $244.37   $222.11  $245.51  $197.86   $146.22
S&P 500:        $138.20   $133.40   $139.40   $141.60  $143.05   $153.20   $160.90   $162.37   $159.30  $165.62  $163.68   $139.67
Fin. Index      $154.74   $151.24   $157.10   $164.76  $159.81   $174.70   $184.48   $187.26   $182.52  $189.96  $189.73   $145.57

FY98
Franklin
Resources:      $135.38   $171.61   $194.15   $145.08  $151.93   $144.22   $127.39   $181.60   $197.58  $184.45  $173.04   $163.05
S&P 500:        $148.45   $160.45   $170.00   $179.63  $187.04   $180.97   $188.03   $195.20   $190.31  $200.72  $194.26   $193.03
Fin. Index      $148.25   $166.04   $177.29   $180.64  $184.21   $186.46   $193.31   $206.20   $194.48  $202.26  $189.35   $180.38

FY99
Franklin
Resources:      $138.52   $158.77   $142.51   $145.36  $161.91   $123.11   $151.64   $146.22   $135.95  $137.66  $162.77   $172.47
S&P 500:        $187.49   $199.28   $203.10   $214.91  $203.92   $199.80   $219.22   $212.43   $207.76  $212.75  $209.26   $222.02
Fin. Index      $170.51   $198.45   $188.72   $184.62  $178.35   $158.86   $187.87   $181.73   $193.67  $181.88  $200.44   $219.10

FY00
Franklin
Resources:      $201.82   $194.56   $164.30   $172.93  $212.46   $189.54   $177.54   $198.26   $202.14  $207.94  $195.93   $186.30
S&P 500:        $210.09   $209.05   $192.23   $193.01  $199.73   $181.21   $169.51   $182.61   $183.54  $178.93  $176.99   $165.58
Fin. Index      $224.26   $223.31   $209.94   $228.85  $227.88   $212.50   $205.87   $213.27   $221.47  $221.21  $217.31   $203.68

FY01
Franklin
Resources       $157.27
S&P 500         $151.97
Fin. Index      $191.32




                                       16
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

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to the time that Franklin acquired substantially all of the assets of Templeton, Galbraith & Hansberger Ltd. ("Templeton") in 1992, Templeton loaned Mr. Martin L. Flanagan monies secured by a deed of trust on Mr. M. L. Flanagan's then residence in Nassau, Bahamas. Such loan is still outstanding to a subsidiary of the Company and bears interest at the annual rate of 5.98%. The largest aggregate amount outstanding during fiscal year 2001 was $403,804. As of November 28, 2001, $378,797 was outstanding under the loan.

In June 1995, prior to the time that Mr. Kenneth A. Lewis became an executive officer of Franklin, in connection with his relocation from Florida to California, Franklin made a loan to Mr. K. A. Lewis, secured by a deed of trust on his residence. The largest amount outstanding on the loan, which bears interest at the annual rate of 5%, during fiscal year 2001 was $475,225 and as of November 28, 2001, $464,012 was outstanding.

In October 1997, prior to the time that Mr. Charles R. Sims became an executive officer of Franklin, in connection with his relocation from Canada to California, Franklin made two loans to Mr. C. R. Sims, one of which is secured by a deed of trust on his residence and bears interest at the annual rate of 5%. The largest amount outstanding on the first loan during fiscal year 2001 was $621,113 and as of November 28, 2001, $608,631 was outstanding. The largest amount outstanding on the second loan during fiscal year 2001 was $28,333. The second loan was forgivable by the Company in equal installments over a three (3) year period. One-third of the second loan was forgiven on each of October 1998, October 1999 and October 2000, respectively.

In August 1999, Mr. Allen J. Gula, Jr. became an executive officer of Franklin. In May 2000, Franklin provided Mr. A. J. Gula, Jr. with a line of credit for up to $2,000,000 in connection with his relocation from Ohio to California. The line of credit is secured by a deed of trust on Mr. A. J. Gula, Jr.'s personal residence. Mr. A. J. Gula, Jr. is entitled to draw against the line of credit over a two year period with monthly interest only payments during such period, and after two (2) years from the anniversary date of the loan, the outstanding balance of the line of credit will become a 28 year fully amortized loan (collectively, the "Loan"). Any outstanding balance on the Loan will bear interest at the annual rate of 6%. The largest amount outstanding on the Loan during fiscal year 2001 was $1,894,000 and as of November 28, 2001, $1,894,000 was outstanding. The total amount of $500,000 of the Loan is forgivable by the Company in equal installments of $100,000 over a five (5) year period, commencing May 1, 2001, contingent upon Mr. A. J. Gula, Jr.'s continued employment.

In February 2000, Murray L. Simpson became an executive officer and general counsel of Franklin, and in connection with his relocation from Hong Kong to California during fiscal year 2001, Franklin made a loan in the amount of $2,000,000 to Mr. M. L. Simpson. The loan is secured by a deed of trust on his personal residence, which bears interest at the annual rate of 5.57%, and is payable over 30 years. The largest amounting outstanding on the loan during fiscal year 2001 was $2,000,000 and as of November 28, 2001, $1,994,587 was
outstanding.

The Company makes purchases of the Company's common stock from employees and executive officers on the same terms and conditions to pay taxes due in connection with the vesting of restricted stock awards and matching grants which the Company provides under the Employee Stock Incentive Plan ("ESIP"), each purchase of which is ratified by the Company's Board of Directors. On September 3, 2001 and in connection with the vesting of certain restricted stock awards, the Company purchased 3,696 shares of Franklin's common stock from Mr. A. J. Gula, Jr. at a price of $41.32 per share. On October 1, 2001 and in connection with the vesting of certain restricted stock awards, the Company purchased 2,913 shares from Mr. M. L. Flanagan,


                                       17
--------------------------------------------------------------------------------

1,775 shares from Mr. Leslie M. Kratter and 2,069 shares from Mr. M. L. Simpson (each an executive officer of the Company) at the price of $34.10 per share. The price per share paid by the Company for each purchase represents the price at which the stock vested, which is the average of the high and low price of the Company's stock on the NYSE on that date.

On February 1, 2001 and August 1, 2001 and in connection with a matching grant made on such dates, the Company purchased 42.65 shares at a price of $46.72 and
101.51 shares at a price of $43.50, respectively, from Mr. L. M. Kratter, an executive officer with the Company, which is the average of the high and low price of Franklin's stock on the NYSE on that date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers, Directors and persons who own more than 10% of Franklin's common stock (the "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Based solely on review of copies of such forms received or written representations from the Reporting Persons, the Company believes that with respect to the fiscal year ended September 30, 2001, all Reporting Persons complied with applicable filing requirements.


                                   PROPOSAL 2:
             RATIFICATION OF APPOINTMENT OF INDEPEDNDENT ACCOUNTANTS

The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants to audit the books and accounts of Franklin for its current fiscal year ending September 30, 2002. PricewaterhouseCoopers LLP has no direct or indirect financial interest in Franklin. During the fiscal year ended September 30, 2001, PricewaterhouseCoopers LLP rendered opinions on the financial statements of Franklin and its subsidiaries, as well as the open-end and closed-end investment companies managed and advised by the Company's subsidiaries. In addition, PricewaterhouseCoopers LLP provides the Company with tax consulting and compliance services and accounting and financial reporting advice on transactions and regulatory filings. The Board of Directors recommends ratification of the appointment. The proxy holders intend to vote to ratify and approve PricewaterhouseCoopers LLP as the Company's independent accountants. The voting requirements for this proposal are described above under "Voting Information". We do not expect that a representative of the accountants will be present at the Annual Meeting.


                              STOCKHOLDER PROPOSALS

Any stockholder intending to present any proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 for consideration at Franklin's next Annual Meeting in 2003 must, in addition to meeting other applicable requirements, mail such proposal to: Leslie M. Kratter, Secretary, Franklin Resources, Inc., One Franklin Parkway, Building 920, San Mateo, CA 94403. The proposal must be submitted in the form required by the Securities and Exchange Commission rules and regulations.

Stockholder proposals in accordance with Rule 14a-8 must be received by Franklin at the address above no later than August 20, 2002. The Company may exercise discretionary voting authority under proxies solicited by it for the 2003 Annual Meeting of Stockholders if it receives notice of a proposed non-Rule 14a-8 stockholder action after November 2, 2002.

                                THE ANNUAL REPORT

Franklin's Annual Report for the fiscal year ended September 30, 2001, including financial statements, has been sent, or is being sent together with this Proxy Statement, and is available for viewing on the Internet, to all stockholders as of the record date. We are legally required to send you this information to help you decide how to vote your proxy. Please read it carefully. However, the financial statements and the Annual Report do not legally form any part of this proxy soliciting material.

                                       18
--------------------------------------------------------------------------------

                            FRANKLIN RESOURCES, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     With this proxy, the stockholder signing below appoints Charles B. Johnson, Martin L. Flanagan, and Leslie M. Kratter (the "proxy holders"), or any one of them, as the stockholder's proxies with full power of substitution. The stockholder appoints the proxy holders collectively and as individuals, to vote all the stockholder's shares of Franklin Resources, Inc. ("Franklin") common stock at the Annual Meeting of Stockholders, and at any and all adjournments or postponements of the meeting, on the matters set forth on the reverse side of this card. The Annual Meeting of Stockholders will be held on January 25, 2001, at 10:00 a.m., Pacific Standard Time, in the H. L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California.

     THE BOARD OF DIRECTORS HAS SOLICITED THIS PROXY AND IT WILL BE VOTED AS SPECIFIED ON THIS PROXY CARD ON THE FOLLOWING PROPOSALS PROPOSED BY FRANKLIN. IF YOU DO NOT MARK ANY VOTES OR ABSTENTIONS, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS AND FOR RATIFICATION AND APPROVAL OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR ENDING SEPTEMBER 30, 2002. IF ANY OTHER MATTERS COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS NAMED IN THIS PROXY WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN ACCORDANCE WITH THE VIEWS OF MANAGEMENT.

     Continued on the reverse side. Must be signed and dated on the reverse side.

To change your address, please mark this box ____

FRANKLIN RESOURCES, INC.
P.O. BOX 11121
NEW YORK, N.Y. 10203-0121

Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.


--------------------------------------------------------------------------------

                            FRANKLIN RESOURCES, INC.

                              Two New Ways to Vote
                          VOTE BY INTERNET OR TELEPHONE
                         24 hours a Day - 7 Days a Week
               Save your Company Money - It's Fast and Convenient

TELEPHONE
---------
1-800-430-4778

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.

OR

INTERNET
--------
http://proxy.shareholder.com/ben/

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

OR

MAIL
----

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. Make sure the pre-printed address shows through the envelope window. Please do not mail additional cards in the return envelope.


--------------------------------------------------------------------------------
Your telephone or Internet vote authorizes the proxy holders named in the proxy to vote your shares in the manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy. The deadline for voting by telephone or by using the Internet is at 11:59 p.m., Eastern Standard Time, January 24, 2002.
--------------------------------------------------------------------------------

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING


--------------------------------------------------------------------------------

                               CONTROL NUMBER FOR
                          TELEPHONE OR INTERNET VOTING

--------------------------------------------------------------------------------

      DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
____ Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

 X   Votes must be indicated (x) in Black or Blue Ink.
----

Note: Please sign exactly as your name appears on the proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

Management recommends a vote FOR proposals 1 and 2:

1.   ELECTION OF DIRECTORS:

FOR ALL   ____          WITHHOLD FOR ALL   ____         EXCEPTIONS*   ____

Nominees: 01-Harmon E. Burns, 02-Charles B. Johnson, 03-Charles E. Johnson, 04-Rupert H. Johnson, Jr., 05-Harry O. Kline, 06-James A. McCarthy, 07-Peter M. Sacerdote, 08-Anne M. Tatlock, 09-Louis E. Woodworth.

(Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions*" box and write that nominee's name on the following blank line.)

Exceptions*_____________________________________________________________________

2. Ratification and approval of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending September 30, 2002.

FOR ___         AGAINST ___           ABSTAIN ___

3.   In their  discretion,  the proxy  holders are  authorized  to vote on other
     business   matters  that  are  properly  brought  at  the  meeting  or  any adjournments or postponements thereof.


Shareholder sign here                                       Date

_______________________________________________________     ____________________



Co-Owner sign here

_______________________________________________________



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